Exhibit 16.1

                          Comiskey & Company letterhead


June 24, 2005


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549


We have read and agree with the comments in Item 4.01 of Form 8-K of Miller Diversified Corporation dated June 15, 2005.


Very truly yours,


COMISKEY & COMPANY
PROFESSIONAL CORPORATION



by: /s/ Jennifer Maliar
    ---------------------------
        Jennifer Maliar, C.P.A.